QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Satcon Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Thursday, June 30, 2011 at 10:00 am at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts, 02110, to consider and act upon the following matters:

  1.
  To elect two (2) Class II directors for the ensuing three years;

  2.
  To hold an advisory vote on named executive officer compensation;

  3.
  To hold an advisory vote on the frequency of holding future advisory votes on named executive officer compensation;

  4.
  To ratify the selection of McGladrey & Pullen, LLP as independent registered public accountants for the Corporation for the fiscal year ending December 31, 2011; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on May 3, 2011 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's Common Stock.

        We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Daniel E. Gladkowski Secretary

Boston, Massachusetts
May 23, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 30, 2011:

The Proxy Statement and 2010 Annual Report to Stockholders are available at http://investor.satcon.com/financials.cfm

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the 2011 Annual Meeting of Stockholders
to be held on Thursday June 30, 2011

        The enclosed Proxy is solicited by the Board of Directors (the "Board") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday June 30, 2011 at 10:00 a.m. at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts, 02110, and at any adjournment or adjournments thereof.

        All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted "FOR" Proposals 1, 2 and 4 and voted "FOR" the two-year option with respect to Proposal 3.

        The Corporation's Annual Report to Stockholders for the year ended December 31, 2010 ("2010") is being mailed to stockholders with the mailing of these proxy materials on or about May 23, 2011.

        A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

        If you require directions to the meeting, please telephone (617) 897-2400.

Voting Securities and Votes Required

        Stockholders of record at the close of business on May 3, 2011 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. The Corporation's voting stock is its Common Stock, of which 119,040,397 shares were issued and outstanding as of May 3, 2011.

        Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of capital stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of votes cast by stockholders entitled to vote at the Annual Meeting. With respect to Proposal 3, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, the Corporation will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 3, because this proposal is advisory and non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the Corporation to hold future advisory votes on named executive officer compensation more or less frequently. Proposal 2 is also a non-binding proposal.

        Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or other matters being submitted to shareholders, which require an affirmative vote of a majority of the votes cast.

Voting of Proxies and Revocability of Proxies

        Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted "FOR" the election as directors of those persons named in this Proxy Statement, "FOR" named executive officer compensation, "FOR" the ratification of the selection of the Corporation's independent public accountants and "FOR" the two-year option with respect to the frequency of future advisory votes on named executive officer compensation. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors, named executive officer compensation or the frequency of future advisory votes on named executive officer compensation. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Solicitation of Proxies

        Proxies in the form enclosed are solicited by the Board of Directors. Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees. The Corporation will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of management, mail material to, or otherwise communicate with, the beneficial owners of the Corporation's Common Stock held of record by those brokers, custodians, nominees or other fiduciaries.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2011, certain information concerning the beneficial ownership of the Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of Common Stock; (ii) each of the Corporation's named executive officers (as defined in "Compensation of Executive Officers") and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 31, 2011 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(3)
5% Stockholders
RockPort Capital Partners II, L.P.(4)	29,757,217	22.5%
160 Federal Street, 18th Floor
Boston, MA 02110
NGP Energy Technology Partners, L.P.(5)	11,765,125	9.8%
1700 K Street NW, Suite 750
Washington, D.C. 20006
BlackRock, Inc.(6)	6,960,118	5.8%
40 East 52nd Street
New York, NY 10022
Directors and Named Executive Officers
Charles S. Rhoades	3,828,265	3.2%
Donald R. Peck(7)	267,297	*
Leo F. Casey	555,472	*
Peter F. DeGraff	339,720	*
Aaron M. Gomolak	138,625	*
John M. Carroll	274,000	*
Daniel R. Dwight	136,000	*
James L. Kirtley, Jr.	110,837	*
David J. Prend(4)	29,757,217	22.5%
Philip J. Deutch(5)	11,765,125	9.8%
Robert G. Schoenberger	79,000	*

All executive officers and directors as a group (twelve persons)	47,251,558	39.7%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Messrs. Prend and Deutch, is c/o Satcon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The address for Mr. Prend is c/o RockPort Capital Partners II, L.P., 160 Federal Street, 18th Floor, Boston, MA 02110. The address for Mr. Deutch is c/o NGP Energy Technology Partners, L.P., 1700 K Street NW, Suite 750, Washington, D.C. 20006.

(2)
Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 31, 2011 as follows:

Directors and Named Officers	Vested Options
Mr. Rhoades	3,828,265
Mr. Peck	250,000
Dr. Casey	493,438
Mr. DeGraff	337,500
Mr. Gomolak	78,125
Mr. Carroll	274,000
Mr. Deutch	73,000
Mr. Dwight	136,000
Dr. Kirtley	95,000
Mr. Prend	86,000
Mr. Schoenberger	79,000

All executive officers and directors as a group	5,730,328

(3)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 119,007,647 shares of Common Stock outstanding as of March 31, 2011 plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after March 31, 2011.

(4)
Includes 13,161,075 shares of Common Stock issuable upon the exercise of warrants, which warrants are directly owned by RockPort Capital Partners II, L.P. These securities may be deemed to be beneficially owned by RockPort Capital II, LLC ("RockPort LLC"), and Alexander Ellis III, Janet B. James, William E. James, Charles J. McDermott, Stoddard M. Wilson and David J. Prend (the "Members"). RockPort LLC is the general partner of RockPort Capital Partners II, L.P. ("RockPort"). Each of the Members are managing members of RockPort LLC. Each of RockPort LLC and the Members (the "Rockport Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such Rockport Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, RockPort was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Prend was RockPort's designee and, accordingly, was appointed to the Board of Directors effective upon consummation of the first closing and serves as a member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(5)
Includes 675,924 shares of Common Stock issuable upon the exercise of warrants, which warrants are directly owned by NGP Energy Technology Partners, L.P. ("NGP Energy Tech"), NGP ETP, L.L.C. ("NGP GP") is the general partner of NGP Energy Tech. Energy Technology Partners, L.L.C. ("ETP") is the manager of NGP GP. Philip J. Deutch ("Mr. Deutch") is the manager of ETP. Each of NGP GP, ETP and Mr. Deutch (the "NGP Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this response shall not be deemed an admission that such NGP Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, NGP Energy Tech was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Deutch was NGP Energy Tech's designee and, accordingly, was appointed to the Board of Directors effective upon consummation of the first closing and serves as a member of the Compensation Committee.

(6)
This information is as reported on Schedule 13G filed with the SEC on February 8, 2011.

(7)
Mr. Peck's employment with the Corporation terminated in May 2011.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The Corporation has a classified Board of Directors consisting of three Class I directors, two Class II directors and three Class III directors. There is currently a vacancy in Class I. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class.

        The persons named in the enclosed Proxy will vote to elect, as Class II directors, Philip J. Deutch and Robert G. Schoenberger, unless the Proxy is marked otherwise. Each Class II director will be elected to hold office until the 2014 Annual Meeting of Stockholders and until his successor is elected and qualified.

        If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected. The Board unanimously recommends a vote "FOR" the election of the nominees named below.

        For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        In connection with the Corporation's private placement of Series C Preferred Stock in the fourth quarter of 2007, the Corporation agreed that each purchaser in the private placement (RockPort and NGP Energy Tech) had the right to designate one representative to the Board upon the first closing of the private placement. Accordingly, effective upon consummation of the first closing of the private placement on November 8, 2007, the Board appointed David J. Prend, as RockPort's designee, and Philip J. Deutch, as NGP Energy Tech's designee, to fill vacancies existing on the Board and to serve as members of the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director.

        The Corporation also agreed that, effective upon the second closing of the private placement of the Series C Preferred Stock, RockPort and NGP Energy Tech jointly had the right to designate one additional director who is "independent" (as that term is defined in the regulations of The Nasdaq Stock Market) to serve as a director. Accordingly, effective upon the second closing of the private placement on December 20, 2007, the Board appointed Robert G. Schoenberger as the additional independent designee of RockPort and NGP Energy Tech. Mr. Schoenberger serves as a Class II Director.

        A majority of the members of the Board are "independent" under the rules of The Nasdaq Stock Market, Inc. The Board has determined that the following directors are independent: Messrs. Carroll, Dwight, Deutch, Prend and Schoenberger and Dr. Kirtley.

Nominees—Terms Expiring in 2014 (Class II Directors)

        Philip J. Deutch, age 46, became a director in 2007.

        Philip J. Deutch joined the Corporation as a director in November 2007. Mr. Deutch is Managing Partner of NGP Energy Technology Partners, L.P., a private equity fund that invests in companies that develop energy technologies and provide technology driven products and services to the energy industry. He has served as Managing Partner of NGP Energy Technology Partners, L.P., or NGP ETP, since September 2005. Prior to forming NGP ETP, Mr. Deutch was a Managing Director at Perseus, L.L.C., a private equity fund, from October 1997 to June 2005. He is also a member of the board of directors of TPI Composites Inc., ISE Limited and American Wind Capital, and is a director of the International Center for Research on Women and Capital for Children. Mr. Deutch holds a Bachelor of Arts degree from Amherst College and a J.D. degree (with distinction) from Stanford Law School. Mr. Deutch, a founder of NGP Energy Technology Partners L.P., a leading venture capital firm, brings to the Board extensive strategic knowledge in energy technologies including distributed energy, renewable energy, management and control, and power electronics. Mr. Deutch's experience as a director of other energy-focused companies gives him exposure to the corporate governance practices of similar companies.

        Robert G. Schoenberger, age 60, became a director in 2007.

        Robert G. Schoenberger joined the Corporation as a director in December 2007. Mr. Schoenberger is Chairman of the Board and Chief Executive Officer of Unitil Corp., a combined gas and electric utility serving 170,000 customers in Maine, Massachusetts and New Hampshire. Prior to his employment with Unitil in 1997, Mr. Schoenberger was President and Chief Operating Officer, from 1993 to 1997, and Executive Vice President of Finance and Administration, 1985 to 1993, of the New York Power Authority, a state-owned utility operating 6,000 Mw of generation and 1,400 miles of high voltage transmission. He earned a BA from La Salle University, an MA from the University of Delaware and is a graduate of the Advanced Management Program at the Harvard Business School. Mr. Scheonberger's experience as Chairman and Chief Executive Officer of Unitil Corporation, and previously as President of the New York Power Authority, provides the Board with valuable insight into the public and state-owned utility market sector.

Current Directors—Terms Expiring in 2012 (Class III Directors)

        Daniel R. Dwight, age 51, became a director in 2006.

        Daniel R. Dwight joined the Corporation as a director in 2006. Mr. Dwight is a Partner and Cleantech & Renewable Energy Segment Leader at Tatum, LLC. Prior to Tatum Mr. Dwight was the Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc., a clean technology company. Mr. Dwight served as President and Chief Executive Officer of Kronos from 2001 through 2008. Prior to joining Kronos, Mr. Dwight was a 17-year General Electric Company executive, including 7 years in private equity and international investing with General Electric Capital Corporation in Asia and 10 years in operations, manufacturing, business development and technology commercialization with General Electric Company's industrial businesses in North and South America, Asia and Europe. Mr. Dwight earned an MBA in Finance and Marketing with Honors from The University of Chicago Booth School of Business and a BS in Accounting with Honors from The University of Vermont. Mr. Dwight brings to the Board executive leadership experience in operations, business development and global equity investing in a variety of growth and core industrial and technology businesses. In addition, he has extensive expertise in financial matters, including the evaluation of complex accounting issues which makes him a valued member of the Audit Committee of the Board.

        David J. Prend, age 53, became a director in 2007.

        David J. Prend joined the Corporation as a director in November 2007. Mr. Prend is a Managing General Partner of RockPort Capital Partners. Mr. Prend began his career in the energy industry as an engineer at Bechtel Corporation where he worked in the area of advanced energy technologies. From 1984 until 1987 he worked at Amoco Corporation in the Treasurer's Department, and in the chemical and upstream oil and gas subsidiaries. He later joined Shearson Lehman in their Natural Resources

Investment Banking Group where he advised companies in the energy, mining and forest products industries. In 1990 he joined Salomon Brothers where he was promoted Managing Director and headed the Global Energy Investment Banking Group. In 1998 Mr. Prend co-founded RockPort. He currently serves on the boards of Achates Power, Inc., Aspen Aerogels, Inc., Aspen Products Group, Inc., Hycrete Technologies, Inc., Solyndra, Inc. and SustainX, Inc. He is also a Member of the Board of Directors of the National Venture Capital Association and the Board of Trustees of Exeter Health Resources, Inc. Mr. Prend received a BS in Civil Engineering from the University of California at Berkeley and an MBA from Harvard Business School. Mr. Prend, as co-founder of Rockport Capital, a leading Clean Tech venture capital firm, brings a deep understanding of the renewable energy sector to the Board and provides valuable insights into strategic direction. His active service on a number of other company boards of directors adds a depth of knowledge to the Board as to best practices in corporate governance.

        Charles S. Rhoades, age 50, became a director in 2008.

        Charles S. Rhoades is the Corporation's President and Chief Executive Officer and director and has served in these roles since joining the Corporation in May 2008. Prior to joining the Corporation, Mr. Rhoades was Executive Vice President and Chief Operating Officer at Advanced Energy Industries, Inc. from December 2005 through December 2007. Prior to that time, Mr. Rhoades served in several capacities at Advanced Energy, including Executive Vice President of Products and Operations and prior to that Senior Vice President and General Manager of Control Systems and Instrumentation. He is a graduate of the University of Illinois where he obtained both a Bachelor of Science Degree in Physics and a Master of Science Degree in Physics. Mr. Rhoades brings to the Board leadership skills, intimate knowledge of operations and a broad strategic vision for our Corporation. He creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management's perspectives on the business.

Current Directors—Terms Expiring in 2013 (Class I Directors)

        John M. Carroll, age 64, became a director in 2005.

        John M. Carroll joined the Corporation as a director in May 2005 and become the Chairman of the Board in October 2006. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India and China. Prior to establishing Newgrange sixteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant. He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company. In determining that Mr. Carroll should continue serving as a director of the Corporation, the Nominating Committee considered Mr. Carroll's strong executive experience in operations, finance, leadership and governance matters as founder and Chairman of an international manufacturing company. His knowledge of macro-economic global conditions provides the Board with a valuable international business perspective as the Corporation expands globally.

        James L. Kirtley, Jr., age 65, became a director in 1992.

        James L. Kirtley, Jr.    joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center beginning in 1998. Dr. Kirtley currently serves as a consultant to the Corporation. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology ("MIT"), having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT. In determining that Dr. Kirtley should continue serving as a director of the Corporation, the Nominating Committee considered Dr. Kirtley's significant academic standing and industrial knowledge of power electronic systems development. He also has extensive knowledge of the history of the Corporation as a member of its Board of Directors which makes him a valued member of the Board.

Non-Director Executive Officers of the Corporation

        Leo F. Casey, age 51, became an executive officer in 2008.

        Leo F. Casey is the Corporation's Vice President of Engineering and Chief Technology Officer and has served in this role since June 2008. Dr. Casey joined the Corporation in June 2001 as its Chief Technology Officer. Dr. Casey has been appointed chairman of the High-Megawatt Inverter Program organized with Department of Energy and the National Institute of Standards and Technology, focusing on developing "fast-grid" capabilities enabled by large inverters with advanced utility features. Dr. Casey received a Bachelor of Engineering degree at the University of Auckland in New Zealand and MSc, Electrical Engineering, and ScD degrees at Massachusetts Institute of Technology, as a Fulbright Scholar. Dr. Casey has more than 25 years of experience in the renewable energy conversion industry, is an editor of the Energy Conversion Transactions of the Power Engineering Society of the IEEE and also serves on NREL's Solar Advisory Panel.

        Peter F. DeGraff, age 41, became an executive officer in 2008.

        Peter F. DeGraff is the Corporation's Executive Vice President of Sales and Marketing and has served in this role since joining the Corporation in June 2008. Prior to joining the Corporation, Mr. DeGraff was most recently senior director of business development and product management, solar inverters at Advanced Energy Industries, Inc., from August 2007 until March 2008. From February 2006 until August 2007, Mr. DeGraff was Vice President of World Wide Alliances at i2Technologies, Inc., where he organized a highly successful global channel for its products and solutions. From April 2004 until January 2006, Mr. DeGraff held positions at Sybase, Inc.. Prior to that Mr. DeGraff held positions at NetManage Inc. and Portera Systems, Inc. Mr. DeGraff received his Masters in Business Administration from San Francisco State University and a Bachelors Degree from Alma College.

        Daniel E. Gladkowski, age 61, became an executive officer in 2005.

        Daniel E. Gladkowski is the Corporation's Vice President of Administration and Human Resources and Secretary and has served in this role since March 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration. In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm. Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University. He also held a postdoctoral research position at Princeton University and has published in both scientific and human resource journals.

        Aaron M. Gomolak, age 39, became an executive officer in 2010.

        Aaron M. Gomolak is the Corporation's Executive Vice President, Chief Financial Officer and Treasurer and has served in this role since May 11, 2011. Prior to assuming this position, Mr. Gomolak served as the Corporation's Senior Vice President of Global Operations since joining the Corporation in February 2010. Prior to joining the Corporation, from January 2008 until February 2010, Mr. Gomolak served as a consultant assisting renewable energy and information technology companies seeking to expand operations into Asia. During that period, he also consulted extensively with the Corporation regarding its finances. Prior to that, Mr. Gomolak spent seven years, from 2001 until 2008, at Advanced Energy Industries, Inc., where he held various roles, including serving as Vice President of

Finance and Corporate Controller from 2007 to 2008. Mr. Gomolak received his Bachelor of Business Administration from Western Michigan University.

        For additional information relating to the Corporation's President and Chief Executive Officer, see disclosure regarding Mr. Rhoades set forth under the heading "Election of Directors."

        For information relating to securities of the Corporation owned by the directors and executive officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

Board Meetings and Committee Composition

        The Board met 11 times during 2010. During 2010, each of the Corporation's directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

        The Corporation has a standing Corporate Governance and Nominating Committee (the "Nominating Committee"). The Nominating Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The members of the Nominating Committee are Messrs. Carroll, Dwight, Prend and Schoenberger (Chairman) each of whom is independent under the rules of The Nasdaq Stock Market, Inc. The duties of the Nominating Committee may be summarized as follows:

  •
  Review of the Corporation's corporate governance principles, policies and practices;

  •
  Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

  •
  Establish the criteria for selection of the Chairman, Board members and committee members;

  •
  Identify persons who meet the established criteria and are qualified to become Board members;

  •
  Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

  •
  Conduct an evaluation of the Board to determine whether its committees are functioning effectively and establish a succession plan to be presented to the Board annually.

        The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board, which are described below, and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

        At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

  •
  The nominee should have a reputation for integrity, honesty and adherence to high ethical standards;

  •
  The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation;

  •
  The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees;

  •
  The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders; and

  •
  The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Corporation's stockholders and to fulfill the responsibilities of a director.

        Although the Corporation does not have a formal diversity policy for Board membership, the committee does review with the Board the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of diversity, age, skills and experience in the context of the needs of the Board.

        The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

  1.
  All stockholder recommendations for director candidates must be submitted to the Corporate Secretary at the Corporation's offices located at 27 Drydock Avenue, Boston, Massachusetts 02210, who will forward all recommendations to the Nominating Committee.

  2.
  All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting.

  3.
  All stockholder recommendations for director candidates must include the following information:

  •
  The name and address of record of the stockholder;

  •
  A representation that the stockholder is a record holder of the Corporation's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

  •
  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation's annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation's Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

        Stockholders also have the right under the Corporation's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth in our bylaws and described under "Stockholder Proposals" below.

Audit Committee

        The Corporation has a separately-designated standing Audit Committee (the "Audit Committee") established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules of the Nasdaq Stock Market, Inc. The Audit Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The Audit Committee currently consists of Messrs. Carroll (Chair), Dwight and Schoenberger, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that Mr. Dwight qualifies as an "audit committee financial expert" under applicable SEC rules. Management is responsible for the Corporation's internal controls and the financial reporting process. The Corporation's independent auditors are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met 5 times during 2010.

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements and the qualifications, independence and performance of the Corporation's independent auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditors, (ii) taking appropriate action to oversee the independence of the independent auditors, (iii) setting the compensation of the independent auditors, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditors, and (v) resolving disagreements, if any, between management and the independent auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditors regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditors and management.

        With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation's audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K and (iii) direct the independent auditors to use their best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards.

        In addition, the Audit Committee shall (i) coordinate the Board's oversight of the Corporation's internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

        The Corporation has a standing Compensation Committee (the "Compensation Committee"). The Compensation Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. Messrs. Dwight (Chair), Deutch and Prend, each of whom is independent under the rules of The Nasdaq Stock Market, Inc., serve as the current members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met two times during 2010. For more information on the process followed by the committee, see "Compensation Discussion and Analysis."

Board Leadership Structure

        The Board of Directors is led by the Chairman of the Board, John M. Carroll, who has held the position since October 2006. While the Corporation's Corporate Governance Guidelines permit the positions of Chairman of the Board and Chief Executive Officer to be held by the same person, we believe that leadership of the Board is best conducted by an independent Chairman. Currently, the only member of the Board who is not independent is the Chief Executive Officer. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are independent directors, and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by The Nasdaq Stock Market, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. The Corporation's independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.

Risk Oversight

        While the Board of Directors is responsible for overseeing the Corporation's risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors the Corporation's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee's work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that the Corporation is facing and how those risks are being managed, and the Board receives reports on risk management from senior officers of the Corporation and from the chair of the Audit Committee. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board, enables the Board to effectively oversee the Corporation's risk management function.

Code of Conduct and Ethics

        The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. A copy of the Code of Conduct and Ethics is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

Certain Relationships and Related Transactions

Agreement Relating to Conversion of Series C Preferred Stock

        On October 15, 2010, the Corporation entered into an agreement with RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P., the holders of all of the then outstanding shares of the Corporation's Series C Preferred Stock, pursuant to which Rockport and NGP agreed to voluntarily convert their shares of Series C Preferred Stock into approximately 27,665,859 shares of Common Stock concurrently with the consummation by the Corporation of a public offering that generated a specified minimum amount of proceeds, net of underwriting discounts and commissions, to the Corporation. The 27,665,859 shares represented the number of shares of Common Stock underlying the Series C Preferred Stock pursuant to the existing terms of the Series C Preferred Stock and the accrued and unpaid dividends thereon through the expected closing date. To induce the Series C Preferred Stock holders to convert their shares, the Corporation agreed to pay the Series C Preferred Stock holders an aggregate of $1.25 million in cash upon conversion. On October 27, 2010, the Corporation completed a qualifying public offering, selling 10,350,000 million shares of Common Stock, resulting in net proceeds, after deducting underwriter commissions and discounts and other offering expenses, of approximately $37.5 million. As agreed, upon consummation of such offering, all of the shares of Series C Preferred Stock converted into Common Stock and the Corporation paid the Series C Preferred Stock holders an aggregate of $1.25 million in cash ($750,000 to RockPort and $500,000 to NGP). Two of our directors, David J. Prend and Philip J. Deutch, are affiliates of Rockport and NGP, respectively, as described in more detail under "Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters."

Review, Approval or Ratification of Transactions with Related Persons

        Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, conduct a review of and approve all related party transactions on an ongoing basis. However, due to the nature of the transaction described above and its interconnection with the Corporation's public offering, such transaction was approved by the Corporation's entire Board of Directors, with Messrs. Prend and Deutch abstaining.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

        The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent in pursuit of our business strategy of being a premier developer and supplier of power management solutions for the renewable energy market sector. The focus is to tie short and long-term incentives to achievement of specified corporate and individual performance objectives, and to align executives' incentives with stockholder value creation. Our executive compensation structure not only aims to be competitive in our market sector, but also to be fair relative to compensation paid to other professionals within our organization. As we continually develop our compensation approach, we aim to implement an approach that rewards our executives when we achieve our goals and objectives. As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Executives will be evaluated and rewarded based on their organizational contributions to the achievement of short and longer term objectives; their openness to challenging and improving current policies and structures; their willingness to foster a highly creative team-oriented environment; and their ability to take advantage of unique business opportunities and overcome difficult challenges within the emerging renewable energy business sectors. To achieve these goals, the Compensation Committee has implemented compensation plans that tie a significant portion of executives' overall compensation to the achievement of the objectives listed above.

        This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our CEO, our former CFO and the other three most highly compensated executive officers, which are collectively referred to as the named executive officers.

Role of the Compensation Committee

        The Compensation Committee approves, administers and interprets our executive compensation and benefits policies. Our Compensation Committee is appointed by the Board of Directors, and consists entirely of directors who are "independent" under the rules of The Nasdaq Stock Market, LLC, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is composed of Mr. Dwight, who serves as Chairperson, Mr. Prend and Mr. Deutch.

        Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to our executive compensation and benefit program to ensure alignment with our compensation philosophy, and, subject to the approval of our Board, is responsible for establishing the total compensation packages offered to our executive officers. For more information regarding the duties of the Compensation Committee, see "Board Meetings and Committee Composition—Compensation Committee" in this Proxy Statement.

        As discussed in more detail below, in making compensation-related decisions, the Compensation Committee considers, among other things, input from management and other independent directors, as well as benchmarking studies and surveys.

Compensation Benchmarking

        The Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held, technology-oriented companies of similar size, revenue and market focus. Geographic location is also taken into consideration. Management collects, analyzes and presents publicly available compensation data and subscription compensation survey data. Specific surveys utilized are those produced by The Survey Group and the American

Electronics Association, which provide baseline data on eastern Massachusetts, San Francisco-Silicon Valley area and national technology-oriented companies, respectively, with revenues of less than $250,000,000. We also benchmark our compensation practices in relation to other comparable companies in the renewable energy market sectors. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We intend to annually review the companies in our peer group and add or remove companies as necessary to insure that our peer comparisons are meaningful. Specifically, we use data in proxy statements filings from companies that we believe are comparable to us based on market focus or are otherwise relevant, including:

  •
  Active Power, Inc.

  •
  American Superconductor Corporation

  •
  Beacon Power Corporation

  •
  Capstone Turbine Corporation

  •
  Daystar Technologies, Inc

  •
  Enernoc, Inc.

  •
  Fuel Cell Energy, Inc.

  •
  Evergreen Solar, Inc.

  •
  Mechanical Technology, Inc.

  •
  Plug Power Inc.

        In addition to benchmarking studies, the Compensation Committee has historically taken into account input from other sources, including input from other independent members of the Board of Directors. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process.

        Based on management's analysis and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in the compensation data we review. Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus and/or equity awards. Total compensation may vary significantly from year-to-year based on total company and business unit performance.

Compensation Risk Assessment

        In reviewing the Corporation's compensation policy and practices for its named executive officers and as well as for other employees, the Compensation Committee evaluated whether any unnecessary risk-taking was associated with the Corporation's compensation policies. The committee did not identify any risks arising from the Corporation's compensation policies and practices reasonably likely to have a material adverse effect on the Corporation.

Executive Compensation Program

        As discussed in more detail below, our compensation program consists of five components: base salary, annual bonus incentives, long-term incentives, benefits and, in some cases, severance/termination protection.

        In determining each component of an executive's compensation, numerous factors are considered, including:

  •
  The individual's particular background and circumstances, including prior relevant work experience;

  •
  The demand for individuals with the individual's specific expertise and experience;

  •
  The individual's role with us and the compensation paid to similar persons determined through benchmark studies;

  •
  The individual's performance and contribution to the achievement of company goals and objectives;

  •
  Comparison to other executives within the Corporation; and

  •
  Uniqueness of industry expertise and skills.

        The Compensation Committee has implemented an annual performance management program, under which annual performance goals and expectations are determined for each executive, including the named executive officers.

        Following the end of each year, corporate goals for the new year are jointly developed by management and the Compensation Committee, and are subject to Board approval.

        The Compensation Committee meets outside the presence of all of the executive officers to consider appropriate compensation for our CEO. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO. The CEO annually reviews each other executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under the short-term incentive plan, and the grants of long-term incentive awards for all executive officers, excluding himself. Based in part on the CEO's recommendations and other considerations, the Compensation Committee approves the total annual compensation package of our executive officers (other than the CEO). Independently, the Compensation Committee annually evaluates the performance of the CEO and determines the base salary adjustment, short-term incentive award and long-term incentive award, if any, to be made for the given performance period.

        Our policy for allocating between short-term and long-term compensation is to ensure adequate annual cash compensation to attract and retain personnel, while providing incentives (in the form of equity awards) to maximize long-term value for the Corporation and its stockholders. Accordingly, (i) we provide cash compensation in the form of base salary and annual incentive bonuses to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation in the form of equity-based awards to reward superior performance against specific short-term goals and long-term objectives.

Compensation Components

  Base Salary

        Annually, the Compensation Committee reviews the individual salaries of our executive officers. The base salary for each executive is based on consideration of median pay for our peer group and internal factors, such as the individual's experience, skills and performance, and the pay of other members of the executive team. We consider market median pay levels among individuals in comparable positions with transferable skills within the renewable energy market sector and comparable technology-based companies. When determining the base salary of any executive, we also consider business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is our belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

  Annual Incentive Bonus Plan

        Historically, the Compensation Committee has annually established a management cash incentive bonus plan as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in our success. Eligible participants typically include (i) the President and CEO; (ii) the CFO; (iii) the Executive Vice President of Engineering and Chief Technology Officer; (iv) the Vice President, Administration and Secretary; (v) the Executive Vice President of Worldwide Sales and Marketing; (vi) the Senior Vice President Global Operations; (vii) those individuals who directly report to the Executive Officers at the Vice-President and Director Level; (viii) those individuals who manage a group or function (Manager Level) who report to the Executive Officer or Director; and (ix) Satcon Fellows.

        The management incentive bonus plan, which is reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing our executive's efforts and rewarding executive officers for annual operating results that help create value for our shareholders. In general, participants are eligible to receive cash bonuses conditioned upon successful performance against specified objectives, with an emphasis on both individual performance and overall company performance.

        The objectives for management incentive bonus plan for fiscal 2010 (the "2010 Bonus Plan") were established in December 2009, and are summarized as follows:

  •
  President and CEO: Overall corporate objectives included objectives related to the Corporation's focus and market position, growth, product/service quality, profitability, financial condition, business practices, and establishment of prudent governance practices.

  •
  Operations: Operations objectives included objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies.

  •
  Sales and Marketing: Sales and marketing objectives included objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization.

  •
  Engineering: Engineering objectives included objectives related to product quality, design processes and new products.

  •
  Finance: Finance objectives included objectives related to management information, information systems, planning processes, financial operating models and control environment.

  •
  Administration: Administration objectives will include objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, training, staffing, internet access, domain upgrades and help desk administration.

        Potential awards under the 2010 Bonus Plan were as follows:

  •
  President and CEO

  •
  Up to 60% of Base Salary upon attainment of 100% of Corporate objectives

  •
  Other Executive Officers and Vice-Presidents

  •
  Up to 30% of Base Salary in total—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives.

  •
  Other (Director Level and Manager Level) Participants

  •
  Up to 20% of Base Salary in total for Director Level participants (including Satcon Fellows)—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

  •
  Up to 10% of Base Salary in total for Manager Level participants—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

        The Compensation Committee also had the discretion under the 2010 Bonus Plan to grant additional cash bonuses to the other executive officers and participants if the Corporation met its objectives.

        In March, 2011, the Compensation Committee determined payments to its executive officers under the 2010 Bonus Plan, as further described below, and reviewed the determinations with the Board. Final determination of compensation was made by the Compensation Committee.

  Long-term Equity Incentive Compensation/Stock Option Grant Practices

        The Compensation Committee awards long-term incentive grants in the form of stock options to our executive officers, consistent with the practices of peer organizations. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers to the interest of our shareholders.

        The Compensation Committee reviews and recommends to the independent members of the Board of Directors the amount of each award to be granted to each executive officer and the independent members of Board of Directors approve each award.

        Our executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee considers performance relative to the strategic and financial objectives of the Corporation, the previous year's individual performance of each executive officer and the market pay level for the executive officer.

        We also award long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options vests over a four-year period. The exercise price of these options are at the fair market value of our Common Stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire. A new hire of an executive officer and any new hire grant in excess of 40,000 stock options requires the prior approval of the Compensation Committee. We expect that we will continue to provide key new employees with initial option grants in 2011 to provide long-term compensation incentives and we will continue to rely on performance-based and retention grants to key employees.

  Benefits

        We provide the following benefits to our executives generally on the same basis as the benefits provided to all employees

  6.
  Health and dental insurance;

  7.
  Life Insurance;

  8.
  Short and long-term disability; and

  9.
  401(k) Plan in the US

        These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Fiscal 2010 Compensation to Named Executive Officers

        In 2010, the Corporation's overall goals and objectives were to achieve profitability, continue global wide growth, maintain technical leadership, and maximize shareholder value. Aligned with these overall goals, the Compensation Committee established a number of objectives that played a role in determining each of the key executive's total compensation. The 2010 corporate objectives included:

  •
  Establishing Satcon as a world leader in utility scale, high quality power solutions for distributed and alternative energy;

  •
  Leveraging Satcon's technology, products and market leading position in North America to drive growth worldwide;

  •
  Implementing of a sustainable operating model that provides for growth, world-class product/service quality, profitability, and a strong balance sheet;

  •
  Ensuring that administrative functions support the Corporation's needs and obligations;

  •
  Improving business performance, financial condition and equity structure to support short -term cash management and mid-term growth / market leadership; and

  •
  Maintaining prudent governance practices, standards and processes to meet the Corporation's ethical, legal and regulatory requirements.

        In assessing each executive's contribution toward attainment of corporate objectives, the Compensation Committee evaluated the considerable achievements and progress made in 2010 against each of the objectives listed above. Some of the relevant achievements by the Corporation in 2010 considered by the Compensation Committee in determining whether corporate objectives were met in 2010 included:

  •
  Meeting external revenue and margin guidance in all four quarters of 2010;

  •
  The planning of a factory for its co-manufacturing agreement in Nanjing, China;

  •
  Increasing manufacturing capacity to 1.5GW;

  •
  Establishing the Boston-based New Product Introduction Center;

  •
  Gaining market share in all major markets;

  •
  Achieving $172.8 million in revenues on $282 million in bookings; and

  •
  Successfully developing a complete and functional sales, marketing and service organizations in Asia and Europe.

        Assessing each executive's contribution to progress toward achievement of corporate objectives is a subjective analysis, as there are no stated absolute quantified objectives on which compensation-related decisions are based, either at the company level or the individual level. In general, when making a compensation-related decision, the Compensation Committee considered the executive's role in the attaining of the corporate objectives described above.

        As President and CEO, Mr. Rhoades' was evaluated with respect to developing and implementing the Corporation's core strategy for achieving corporate objectives. In reviewing the CEO's total compensation, the Compensation Committee determined that Mr. Rhoades' performance in 2010 had been outstanding. In October 2010, he was awarded 250,000 stock options in recognition of a successful public offering of Satcon Common Stock, and for increased revenue and bookings above expectations.

He received a bonus payout of $300,000, equaling 100% of his target bonus under the 2010 Bonus Plan, based on achievements in each of the corporate objectives identified for 2010. Mr. Rhoades compensation reflects his role as President and CEO of the Corporation, the solid performance of the Corporation in fiscal 2010, and the satisfactory achievement of his individual performance goals for the year. In March 2011, the Compensation Committee also approved a 5% increase in Mr. Rhoades' base salary to $525,000, in recognition of his outstanding performance in 2010 and to maintain a competitive salary for Mr. Rhoades.

        Mr. Peck joined the Corporation on March 15, 2010 as CFO and Treasurer. His 2010 performance goals for the fiscal year were tied to finances, planning processes, financial operating models and control environment and establishment of prudent governance practices. He received a 2010 bonus payout of $72,092, equaling a prorated portion of 100% of his target bonus reflecting the performance of the Corporation during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year. Mr. Peck's employment with the Corporation terminated in May 2011.

        Mr. DeGraff's 2010 performance goals were tied to product sales, customer relationship management systems, global business development and channels organization, branding initiatives and field services support.

        In October 2010, Mr. DeGraff's base salary was adjusted by 17.9% and he was awarded an additional 150,000 stock options in recognition of increased bookings and revenue above expectations. In November 2010, he received a discretionary bonus of $50,000 for his role in the closure of multi-megawatt orders in China, North America and Europe. He received a total bonus payout of $84,000 under the 2010 Bonus Plan, equaling 100% of his target bonus under the 2010 Bonus Plan, and an additional bonus of $42,000 as a commission on sales. The increase in the base salary, bonus level and the stock option-based compensation reflect the performance of the Corporation during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year. In March 2011, the Compensation Committee also approved a 6% increase in Mr. DeGraff's base salary to $350,000 in recognition of his performance during 2010.

        Dr. Casey's 2010 performance goals were tied to the attainment of engineering objectives related to product quality, design processes and new products. In October 2010, Dr. Casey's base salary was increased by 16.3% and he was awarded 100,000 stock options in recognition of his role in the successful expansion of the Corporation's engineering staff and continued development and launch of new products. He received a bonus payout of $73,515, equaling of 100% of his target bonus under the 2010 Bonus Plan and an additional discretionary bonus of $5,000 in recognition of achievement of individual goals in the second half of 2010. The increase in the base salary, bonus level and the stock option-based compensation reflect the performance of the Company during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year. In March 2011, the Compensation Committee also approved a 5.25% increase in Dr. Casey's base salary to $300,000 in recognition of his performance in 2010 and to maintain a competitive salary.

        Mr. Gomolak joined the Corporation on February 1, 2010 as Senior Vice President, Global Operations. His 2010 performance goals were tied to development of business operating models, manufacturing and plant capacity, customer performance and long-term strategies In October 2010, he was awarded 100,000 stock options in recognition of his role in increasing manufacturing capacity and exceeding on time delivery targets. He received a bonus payout of $69,134, equaling 100% of his target bonus under the 2010 Bonus Plan and an additional discretionary bonus of $40,000 in recognition of achievement of individual goals in the second half of 2010. The bonus level and the stock option-based compensation reflect the performance of the Corporation during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year. In March 2011, the Compensation Committee also approved a 19.3% increase in Mr. Gomolak's base salary to $275,000, in recognition of his performance in 2010. In May 2011, Mr. Gomolak was appointed to be the Corporation's Executive Vice President, Chief Financial Officer and Treasurer.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

        We have employment agreements in effect with our named executive officers, as follows:

        Employment Agreement with Charles S. Rhoades.    In 2008, we entered into an employment agreement with Mr. Rhoades, our President and CEO. The agreement provides Mr. Rhoades a starting annual salary of $400,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 60% of Mr. Rhoades' annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. If Mr. Rhoades' employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for 12 months following such termination, subject to his execution of a release agreement with the Corporation. In addition, Mr. Rhoades received an initial stock option to purchase up to 4,796,020 shares of our Common Stock which vests over a four-year period. These options expire immediately upon Mr. Rhoades' termination for cause, 90 days after Mr. Rhoades resigns, and one year after Mr. Rhoades' employment terminates without cause or as a result of his death, disability or constructive termination. In addition, if a Change in Control (as defined below) transaction occurs while Mr. Rhoades is employed by the Corporation, all unvested shares under any options held by Mr. Rhoades will vest and become immediately exercisable, and he will be afforded the right to exercise the options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan.

        Employment Agreement with Donald R. Peck.    On March 15, 2010, we entered into an employment agreement with Mr. Peck, our former CFO and Treasurer. The agreement provided Mr. Peck a starting annual salary of $300,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Mr. Peck's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. Mr. Peck's employment with the Corporation terminated in May 2011. In accordance with his employment agreement, as a result of such termination, and his execution of a release agreement with the Corporation, his salary and medical benefits will be continued for one year. In addition, at the time of his hiring, Mr. Peck received initial stock options to purchase up to 1,000,000 shares of our Common Stock which were subject to vesting over a four-year period.

        At the time of his termination of employment, these options had vested with respect to 250,000 shares. In accordance with his employment agreement, these vested options expire one year after such termination.

        Employment Agreement with Aaron Gomolak.    On November 8, 2010, we entered into an employment agreement with Mr. Gomolak, in his capacity as our Senior Vice-President, Global Operations. In connection with Mr. Gomolak's promotion to Chief Financial Officer in May 2011, the Corporation amended and restated his employment agreement. The amended agreement provides Mr. Gomolak a base annual salary of $275,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Mr. Gomolak's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. Effective upon acceptance of his new position, the Compensation Committee and the Board of Directors granted Mr. Gomolak an option to acquire 300,000 shares of Common Stock. This option is in addition to an option to acquire 100,000 shares of Common Stock granted to Mr. Gomolak in connection with his performance during the second half of 2010. Both options vest over a four-year period. If Mr. Gomolak's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, If Mr. Gomolak's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation, he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise his options. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. Gomolak will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Mr. Gomolak agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Employment Agreement with Leo F. Casey.    On February 10, 2011, we entered into an employment agreement with Dr. Casey, our Executive Vice-President Engineering and Chief Technology Officer. The agreement provides Dr. Casey a starting annual salary of $285,090, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Dr. Casey's annual salary based upon the achievement of performance metrics established by the Compensation Committee. If Dr. Casey's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, if Dr. Casey's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise his options. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. Casey will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Mr. Casey agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the following termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Employment Agreement with Pete A. DeGraff.    On February 10, 2011, we entered into an employment agreement with Mr. DeGraff, our Executive Vice-President Worldwide Marketing and Sales. The agreement provides Mr. DeGraff a starting annual salary of $330,070, standard medical and other employment benefits, a potential annual cash bonus award of up to 30% of Mr. DeGraff's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors, and the opportunity to earn a cash bonus of up to 15% of his annual salary as a commission based on sales. If Mr. DeGraff's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, if Mr. DeGraff's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation, he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise his options. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. DeGraff will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Mr. DeGraff agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the following termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Under these agreements, a "Change in Control" is defined as the occurrence of any of the following:

  1.
  the acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of more than fifty percent (50%) of either (a) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities)" (such beneficial ownership referred to as a "Controlling Interest"); provided, however, that the following acquisitions will not constitute or result in a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any person that, as of May 18, 2005, beneficially owns a Controlling Interest; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 below; or

  2.
  during any period of two consecutive years (not including any period prior to May 18, 2005), individuals who constituted the board of directors on May 18, 2005(the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to May 18, 2005 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board; or

  3.
  the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination or any person that as of May 18, 2005 beneficially owns a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Corporation's board of directors, providing for such Business Combination; or

  4.
  approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Tax Implications

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to certain of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). We believe that options granted under our incentive plans will generally qualify as performance-based compensation under Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Fiscal 2011 Incentive Bonus Plan

        As a result of a review of general market and peer company practice, the Compensation Committee has established, for fiscal 2011, a written management incentive bonus plan (the "2011 Bonus Plan") as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in our success in 2011. Eligible participants are the (i) the President and CEO; (ii) the CFO; (iii) the Executive Vice President of Engineering and Chief Technology Officer; (iv) the Vice President, Administration and Secretary; (v) the Executive Vice President of Worldwide Sales and Marketing; (vi) the Senior Vice President Global Operations; (vii) those individuals who directly report to the Executive Officers at the Vice President and Director Level; (viii) those individuals who manage a group or function (Manager Level) who report to the Executive Officer or Director; and (ix) Satcon Fellows. 2011 Bonus Plan participants are eligible to receive cash bonuses conditional upon successful performance against specified objectives, with an emphasis on both individual performance and overall company performance.

        The 2011 Bonus Plan will place emphasis on both individual performance and overall company performance. General 2011 objectives are summarized as follows:

  •
  President and CEO: overall corporate objectives will include objectives related to the Corporation's focus and market position, growth, product/service quality, profitability, financial condition, business practices, and establishment of prudent governance practices.

  •
  Operations: Operations objectives will include objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies.

  •
  Sales and Marketing: Sales and marketing objectives will include objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization.

  •
  Engineering: Engineering objectives will include objectives related to product quality, design processes and new products.

  •
  Finance: Finance objectives will include objectives related to management information, information systems, planning processes, financial operating models and control environment and establishment of prudent governance practices.

  •
  Administration: Administration objectives will include objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, training, staffing, internet access, IT system upgrades and general administration.

        Potential awards under the 2011 Bonus Plan are as follows:

  •
  President and CEO

  •
  Up to 60% of Base Salary upon attainment of 100% of Corporate objectives

  •
  Other Executive Officers and Vice Presidents

  •
  Up to 30% of Base Salary in total—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives.

  •
  Other (Director Level and Manager Level) Participants

  •
  Up to 20% of Base Salary in total for Director Level participants (including Satcon Fellows)—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

  •
  Up to 10% of Base Salary in total for Manager Level participants—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

        After determining and approving incentive payments under the 2011 Bonus Plan, the Compensation Committee review the determinations with the Board. Final determination of all compensation will be made by the Compensation Committee and will be paid by March 31, 2012.

Compensation Committee Report

        We, the Compensation Committee, have reviewed and discussed the above Compensation and Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DANIEL R. DWIGHT, Chairman DAVID PREND PHILIP DEUTCH

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2010 were those individuals named above in the Compensation Committee Report. No member of the Compensation Committee has ever served as an officer or employee of the Corporation. See "Certain Relationships and Related Transactions" for a description of a transaction that occurred in 2010 in which Messrs. Prend and Deutch had an interest. During fiscal 2010, no executive officer of the Corporation served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Compensation of Executive Officers

        Set forth below is information regarding the compensation of (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) our three other most highly compensated executive officers for the year ended December 31, 2010 ("fiscal 2010") who were serving as executive officers as of the end of fiscal 2010. Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following table sets forth information regarding the named executive officers' compensation for fiscal years 2010, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(2)	Total ($)
Charles S. Rhoades(4)	2010	$490,392	$—	$1,071,269	$300,000	$7,350	$1,869,011
—Chief Executive Officer and President	2009	$423,663	$96,000	$332,489	$135,000	$7,350	$994,502
	2008	$256,929	$—	$6,686,412	$160,800	$—	$7,104,141
Donald R. Peck(5)	2010	$231,065	$—	$1,562,531	$72,092	$6,932	$1,872,620
—Former Chief Financial Officer	2009	$—	$—	$—	$—	$—	$—
and Treasurer	2008	$—	$—	$—	$—	$—	$—
Leo F. Casey	2010	$242,406	$—	$586,060	$78,515	$10,186	$917,167
—Vice President of Engineering and	2009	$200,071	$—	$81,437	$30,011	$7,350	$318,869
Chief Technology Officer	2008	$192,308	$—	$687,842	$60,021	$11,539	$951,710
Peter F. DeGraff(6)	2010	$279,833	$50,000	$800,313	$126,000	$9,268	$1,265,415
—Executive Vice President	2009	$232,427	$—	$81,437	$52,162	$7,350	$373,376
of Sales and Marketing	2008	$114,185	$—	$529,736	$35,753	$5,850	$685,524
Aaron M. Gomolak(7)	2010	$203,869	$—	$664,128	$109,134	$8,243	$985,375
—Senior Vice President Operations	2009	$—	$—	$—	$—	$—	$—
	2008	$—	$—	$—	$—	$—	$—

(1)
The amounts in this column reflect the aggregate grant date fair market value in accordance with FASB ASC Topic 718.

(2)
Amounts shown for each year reflect contributions made by the Corporation to the 401(k) plan.

(3)
2010 non-equity incentive plan compensation represents cash payouts under the 2010 Incentive Bonus Plan. The amount earned was based on achievement of defined performance goals for all participants. 2009 non-equity incentive plan compensation represents cash payouts under the 2009 Incentive Bonus Plan. The amount earned was based on achievement of defined performance goals for all participants. 2008 non-equity incentive plan compensation represents cash payouts under the 2008 Incentive Bonus Plan. The amount earned was based on achievement of defined performance goals for all participants. The 2010 Incentive Bonus Plan is discussed above in "Compensation Discussion and Analysis."

(4)
Charles S. Rhoades joined the Corporation in May 2008 as the President and Chief Executive Officer.

(5)
Donald R. Peck joined the Corporation in March 2010 as its Chief Financial Officer and Treasurer. Mr. Peck's employment with the Corporation terminated in May 2011.

(6)
Peter F. DeGraff joined the Corporation in June 2008 as the Executive Vice President of Sales and Marketing.

(7)
Aaron M. Gomolak joined the Corporation in February 2010 as its Senior Vice President of Global Operations. Mr. Gomolak was appointed to the position of Executive Vice President, Chief Financial Officer and Treasurer in May 2011.

        Grants of Plan-Based Awards.    The following table sets forth certain information with respect to plan-based awards granted to the named executive officers in fiscal 2010.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

Name	Grant Date(1)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Charles S. Rhoades	3/18/2010	250,000	$2.35	$393,880
	10/26/2010	250,000	$4.29	$677,389
Donald R. Peck	3/15/2010	1,000,000	$2.33	$1,562,531
Leo F. Casey	3/18/2010	200,000	$2.35	$315,104
	10/26/2010	100,000	$4.29	$270,956
Peter F. DeGraff	3/18/2010	250,000	$2.35	$393,880
	10/26/2010	150,000	$4.29	$406,433
Aaron M. Gomolak	2/1/2010	250,000	$2.35	$393,173
	10/26/2010	100,000	$4.29	$270,956

(1)
These options vest over a four-year period as follows: 25% of the shares become exercisable on the first anniversary of the date of grant and 6.25% of the shares become exercisable on each quarterly anniversary thereafter.

        Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)
				Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)
					Option Exercise Price ($)
						Option Expiration Date(2)
Name	Exercisable	Unexercisable
Charles S. Rhoades	2,997,513	1,798,507		—	$1.9000	5/01/2018
	109,475	140,525	(3)	—	$1.1400	3/2/2019
	31,250	68,750	(3)	—	$1.8200	7/1/2019
	—	250,000	(3)	—	$2.3500	3/18/2020
Donald R. Peck	—	1,000,000	(3)	—	$2.3300	3/15/2020
Leo F. Casey	10,000	—		—	$5.2600	2/4/2012
	30,000	—		—	$5.2600	2/4/2012
	4	—		—	$0.6300	7/7/2013
	4,996	—		—	$0.6300	7/7/2013
	41,236	—		—	$2.0500	10/18/2014
	38,764	—		—	$2.0500	10/18/2014
	10,000	—		—	$1.5500	3/27/2015
	10,000	—		—	$2.9500	5/7/2016
	50,000	—		—	$1.3800	11/3/2017
	64,278	81,300		—	$2.4600	6/29/2018
	163,535	95,887		—	$2.4600	6/29/2018
	43,750	56,250	(3)	—	$1.1400	3/2/2019
	—	200,000	(3)	—	$2.3500	3/18/2020
	—	100,000	(3)	—	$4.2900	10/26/2020
Peter F. DeGraff	187,500	112,500		—	$2.5700	5/28/2018
	43,750	56,250	(3)	—	$1.1400	3/2/2019
	—	250,000	(3)	—	$2.3500	3/18/2020
	—	150,000	(3)	—	$4.2900	10/26/2020
Aaron M. Gomolak	—	250,000	(3)	—	$2.3500	2/01/2020
	—	100,000	(3)	—	$4.2900	10/26/2020

(1)
Except as otherwise noted, options become exercisable 25% on the date of grant and 75% vesting in equal annual installments over the four-year period from the date of grant.

(2)
The expiration date of each option occurs ten years after the date of grant of such option.

(3)
Options granted in fiscal 2010 and 2009 became exercisable 25% on the first anniversary of the date of grant and 6.25% on each quarterly anniversary thereafter.

        Option Exercises and Stock Vested.    None of our named executive officers exercised options, and no stock awards vested, in fiscal 2010.

        Director Compensation.    Non-employee directors receive annual cash fees, paid out in quarterly installments during the year, for their services as follows:

	Board of Directors	Audit Committee	Compensation Committee	Governance Committee
Chair	$28,000	$10,000	$8,000	$5,000
Member	$23,000	$5,000	$3,000	$3,000

        In addition, each non-employee director is reimbursed for his out-of-pocket costs incurred to attend any board meeting.

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of Common Stock on the date of his initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director will receive a non-statutory stock option to purchase 15,000 shares of Common Stock, (b) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, (c) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of Common Stock and (d) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable (unless otherwise determined by the Compensation Committee) and will have exercise prices equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant.

        The following table sets forth information regarding the compensation of the Corporation's non-employee directors during fiscal 2010.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
John M. Carroll	$41,000	$32,139	—	$73,139
Philip J. Deutch	$26,000	$25,444	—	$51,444
James J. Kirtley, Jr.	$23,000	$20,087	—	$43,087
David J. Prend	$29,000	$30,800	—	$59,800
Robert G. Schoenberger	$33,000	$32,139	—	$65,139
Daniel R. Dwight	$39,000	$37,496	—	$76,496

(1)
Mr. Rhoades is not included in this table as he was an employee of the Corporation during 2010 and accordingly received no compensation for his services as director. The compensation received by Mr. Rhoades as an employee is shown in the Summary Compensation Table above.

(2)
The amounts in this column reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718;

Name	Date of Award	Number of Shares underlying Award (#)	Vesting Term	Grant Date Fair Value ($)	Total Value of Awards ($)
John M. Carroll	6/8/2010	24,000	Upon Grant	$32,139	$32,139
Philip J. Deutch	6/8/2010	19,000	Upon Grant	$25,444	$25,444
James J. Kirtley, Jr.	6/8/2010	15,000	Upon Grant	$20,087	$20,087
David J. Prend	6/8/2010	23,000	Upon Grant	$30,800	$30,800
Robert G. Schoenberger	6/8/2010	24,000	Upon Grant	$32,139	$32,139
Daniel R. Dwight	6/8/2010	28,000	Upon Grant	$37,496	$37,496

        As of December 31, 2010, each non-employee director had the following number of options outstanding:

Non-Employee Director	# of Options Outstanding
Mr. Carroll	274,000
Mr. Deutch	73,000
Dr. Kirtley	95,000
Mr. Prend	86,000
Mr. Schoenberger	79,000
Mr. Dwight	136,000

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under the Corporation's equity compensation plans as of December 31, 2010.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	13,426,968	$2.33	7,734,215(1	)(2)

(1)
Includes 10,000 shares of Common Stock issuable under the Corporation's 2002 Stock Incentive Plan, 5,804,110 shares of Common Stock issuable under the Corporation's 2005 Incentive Compensation Plan and 1,920,105 shares of Common Stock issuable under the Corporations 2010 Employee Stock Purchase Plan.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2010, the shares remaining available under the 2005 Incentive Compensation Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards and the shares remaining available under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock.

 AUDIT COMMITTEE REPORT

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

        In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for fiscal 2010, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with McGladrey & Pullen, LLP ("McGladrey"), the Corporation's independent registered public accountants for fiscal 2010, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey communications with the Audit Committee concerning independence, and discussed the independence of McGladrey with McGladrey. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal 2010.

AUDIT COMMITTEE
JOHN M. CARROLL, Chairman ROBERT SCHOENBERGER DANIEL R. DWIGHT

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

        As described in greater detail under the heading "Compensation Discussion and Analysis," our primary objectives with respect to executive compensation are to attract, retain, and motivate the best possible executive talent in pursuit of our business strategy of being a premier developer and supplier of power management solutions for the renewable energy market sector. The focus is to tie short and long-term incentives to achievement of specified corporate and individual performance objectives, and to align executives' incentives with stockholder value creation. Our executive compensation structure not only aims to be competitive in our market sector, but also to be fair relative to compensation paid to other professionals within our organization. As we continually develop our compensation approach, we aim to implement an approach that rewards our executives when we achieve our goals and objectives. As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Executives are evaluated and rewarded based on their organizational contributions to the achievement of short and longer term objectives; their openness to challenging and improving current policies and structures; their willingness to foster a highly creative team-oriented environment; and their ability to take advantage of unique business opportunities and overcome difficult challenges within the emerging renewable energy business sectors. To achieve these goals, the Compensation Committee has implemented compensation plans that tie a significant portion of executives' overall compensation to the achievement of these objectives.

        This vote is advisory, which means that the vote is not binding on the Corporation, our Board of Directors or the Compensation Committee. However, our Board and our Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.

        The Board of Directors has determined that an advisory vote on named executive officer compensation that occurs once every two years is the most appropriate alternative for the Corporation and therefore the Board recommends that you vote for a two-year interval for the advisory vote on named executive officer compensation. In determining to recommend that stockholders vote for a frequency of once every two years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every two years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. Generally, the affirmative vote of the majority of the votes cast is necessary to approve any matter being submitted to stockholders at the Annual Meeting. However, because this vote is advisory and non-binding, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, the Corporation will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. In addition, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the Corporation to hold future advisory votes on named executive officer compensation more or less frequently.

        The Board of Directors recommends that you vote for the option of once every two years as the preferred frequency for advisory votes on named executive officer compensation.

 PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        McGladrey & Pullen, LLP ("McGladrey") served as the Corporation's independent registered public accountants for the year ended December 31, 2010. The Audit Committee annually considers and selects the Corporation's independent registered public accountants and has selected McGladrey and Pullen, LLP ("McGladrey") to act as the Corporation's independent registered public accountants for the year ended December 31, 2011. The persons named in the enclosed Proxy will vote to ratify the selection of McGladrey as independent registered public accountants for the year ending December 31, 2011 unless otherwise directed by the stockholders. Stockholder ratification of McGladrey as the Corporation's independent registered public accountants is not required by the Corporation's bylaws or otherwise. However, the Corporation is submitting the selection of McGladrey to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of McGladrey as the Corporation's independent registered public accountants, the Audit Committee will reconsider the selection of such independent registered public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders. A representative of McGladrey is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of McGladrey & Pullen, LLP as the Corporation's independent registered public accountants for the fiscal year ending December 31, 2011.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

        The Audit Committee of the Board of Directors of the Corporation has selected McGladrey & Pullen, LLP ("McGladrey") to act as the Corporation's independent registered public accountants for the current fiscal year. In 2010, McGladrey acquired the assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.) ("Caturano"), the Corporation's former independent registered public accountants. As a result on August 11, 2010, Caturano resigned as the independent registered public accounting firm for the Corporation, and concurrent with such resignation, the Audit Committee approved the engagement of McGladrey as the new independent registered public accounting firm for the Corporation. Pursuant to Proposal 4 above, the stockholders of the Corporation are being asked to ratify the selection of McGladrey to act as the Corporation's independent registered public accountants for the current fiscal year.

        The audit reports of Caturano on the Corporation's consolidated financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit opinion for the year ended December 31, 2009 did contain an explanatory paragraph disclosing that the Corporation changed the manner in which it accounts for certain warrants effective January 1, 2009. During the two fiscal years ended December 31, 2009 and through the date of Caturano's resignation in 2010, there were (i) no disagreements between the Corporation and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano, would have caused Caturano to make reference to the subject matter of the disagreement in their reports on the Corporation's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        During the Corporation's two fiscal years ended December 31, 2009 and through the date of McGladrey's engagement in 2010, the Corporation did not consult with McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Corporation's financial statements, and McGladrey did not provide either a written report or oral advice to the Corporation that McGladrey concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Disclosure of Principal Accountant Fees and Services

Audit Fees

        McGladrey billed fees of $445,810 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 and out-of-pocket expenses and administrative fees. Caturano billed fees of $176,256 for the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, consents issued for various registration statements and comfort letters and out-of-pocket expenses and administrative fees.

        Caturano billed fees of $491,182 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009, July 4, 2009 and October 3, 2009, consents issued for various registration statements and comfort letters and out-of-pocket expenses and administrative fees.

Audit-Related Fees

        During fiscal 2010, neither Caturano nor McGladrey billed the Corporation for any audit-related fees. During fiscal 2009, Caturano did not bill the Corporation for any audit-related fees.

Tax Fees

        Neither Caturano nor McGladrey billed the Corporation any fees during the year ended December 31, 2010 for professional services related to tax, tax compliance, tax advice and tax planning. Caturano billed fees of $26,000 during the year ended December 31, 2009 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

        Neither Caturano nor McGladrey billed the Corporation for any other professional services in the years ended December 31, 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approved all audit and permissible non-audit services provided in 2010.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should direct their communications to Corporate Secretary, Satcon Technology Corporation, 27 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

        The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, 5 members of the Board of Directors attended the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

 STOCKHOLDER PROPOSALS

        In order to be included in Proxy material for the 2012 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before January 24, 2012. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

        In addition, the Corporation's bylaws require that the Corporation be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Corporation's proxy materials in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary of the Corporation at the address noted above (i) no earlier than 120 days before and no later than 90 days before the first anniversary of the preceding year's annual meeting, or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, (a) no earlier than 120 days before the annual meeting and (b) no later than 90 days before the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, 10 days after such public announcement. Assuming the date of the 2012 Annual Meeting is not so advanced or delayed, stockholders who do wish to make a proposal at the 2012 Annual Meeting (other than one to be included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act) should notify us no earlier than March 2, 2012 and no later than April 1, 2012. If a stockholder fails to provide timely notice of a proposal to be presented at the 2012 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

        The Corporation's bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Corporation for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

        All stockholder proposals for inclusion in the Corporation's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the proxy materials), the Corporation's charter and bylaws and Delaware law.

By Order of the Board of Directors,

Daniel E. Gladkowski Secretary
Boston, Massachusetts May 23, 2011

        THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

PROXY CARD

Satcon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Satcon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts, 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoint(s) Charles S. Rhoades and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Satcon Technology Corporation (“Satcon”) held of record by the undersigned on May 3, 2011 at the Annual Meeting of Stockholders to be held on Thursday, June 30, 2011 at 10:00 a.m. at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts. The undersigned hereby directs the said Charles S. Rhoades and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Satcon Technology Corporation

June 30, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Thursday, June 30, 2011:

The Proxy Statement and 2010 Annual Report to Stockholders are available at http://investor.satcon.com/financials.cfm

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/    Please detach along perforated line and mail in the envelope provided.    /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE, “FOR” PROPOSAL 2 AND PROPOSAL 4, AND FOR “TWO YEARS” ON PROPOSAL 3.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two (2) Class II directors for the ensuing three years.
Nominees
☐	FOR ALL NOMINEES	☐	Philip J. Deutch
		☐	Robert G. Schoenberger
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2.          To approve, on an advisory basis, the compensation of the Corporation’s named executive officers.

For	Against	Abstain
☐	☐	☐

3.          To approve, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Corporation’s named executive officers.

1Yr	2Yrs	3Yrs	Abstain
☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN

4. To ratify the selection of McGladrey & Pullen, LLP as independent registered public accountants for the Corporation for the fiscal year ending December 31, 2011.	☐	☐	☐

5.          To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES; “FOR” PROPOSAL 2 and 4; AND FOR “TWO YEARS” ON PROPOSAL 3. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010
OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END TABLE
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
OTHER MATTERS
STOCKHOLDER PROPOSALS